United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): July 27, 2017
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)
800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)		15701 ___________________ Zip Code
Registrant's telephone number, including area code		(800) 325-2265
Former name or address, if changed since last report		Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 7.01 – Regulation FD Disclosure
On July 27, 2017, S&T Bank (“S&T”), the wholly-owned subsidiary of S&T Bancorp, Inc. and First Citizens Community Bank (“FCCB”), the wholly-owned subsidiary of Citizens Financial Services, Inc. executed a definitive purchase and assumption agreement (the “Agreement”), providing for the sale of S&T’s branch office located in State College, Pennsylvania to FCCB. In accordance with the Agreement, FCCB will assume customer deposits, and certain other liabilities, and purchase performing loans, and certain other assets, associated with the branch office from S&T. The transaction is expected to close in the fourth quarter of 2017, subject to regulatory approval and other customary closing conditions. On August 1, 2017, S&T and FCCB issued a joint press release announcing the execution of the Agreement, a copy of which is attached as an exhibit hereto and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits
(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.
(99.1) Joint Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
August 1, 2017	/s/ Mark Kochvar Mark Kochvar Senior Executive Vice President, Chief Financial Officer

Exhibit Index

Number	Description	Method of Filing
99.1	Joint Press Release	Filed herewith